UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road

Scottsdale, Arizona

85251

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2005 Management Incentive Program

The Management Incentive Program (“MIP”) is an annual cash incentive plan for key executives and employees of Rural/Metro Corporation (the “Company”). At the beginning of each fiscal year, performance goals are created between the Company and the participant that document the participant’s accountabilities, and define levels of award opportunities on those accountabilities. On December 17, 2004, the Board of Directors (the “Board”) of the Company approved the MIP for 2005. The 2005 MIP provides for award opportunities varying from 31.25% to 75% of the participant’s base salary at the senior vice president level; 28.10% to 67.50% of the participant’s base salary at the group president and corporate vice president level; and 25% to 60% of the participant’s base salary at the managing director level. Awards are based upon achievement of budgeted net income from continuing operations (or, in the case of group presidents, budgeted group net income from continuing operations as adjusted for cost of capital and goodwill impairment charges, if any). The potential award is adjusted ratably for achievement between 90% and 150% of the applicable budgeted target. No award is payable for performance below 90% of the applicable budgeted target, and awards are capped at achievement of 150% of the applicable budgeted target.

In previous filings with the Securities and Exchange Commission, the Company has indicated that it does not believe that cash flow from operations will be sufficient to satisfy the principal payment that will be due on the Company’s 2003 Amended Credit Facility on December 31, 2006, and has further indicated that the Company intends to seek to refinance the credit facility. There can be no assurance as to whether or when the Company may pursue a refinancing transaction; similarly, there can be no assurance that equity or borrowings supporting a refinancing will be available or, if available, will be at rates or prices acceptable to the Company. In the event a refinancing transaction is pursued, the MIP includes a separate bonus opportunity for successful completion of a refinancing transaction during fiscal 2005 or fiscal 2006 (including either or both of the 2003 Amended Credit Facility and the outstanding Senior Notes). The maximum aggregate bonus opportunity is 1.0 – 1.5% of the aggregate debt refinanced and equity raised (if any). The Company, acting through its Board of Directors, has sole discretion to determine whether (i) the refinancing transaction has been accomplished in a manner that merits the payment of a bonus of any amount; and (ii) if it is determined that a bonus is payable, the amount of such bonus to be paid. It is anticipated that the Board will take into account the following factors in evaluating the refinancing transaction: interest rates; maturity date(s); covenant flexibility; availability of capital; equity raised (if any); dilution of current equity; management of transaction costs; and such other factors that the Board deems relevant in its sole discretion. It is anticipated that the following members of management will participate in the refinancing bonus pool (if any) in the proportions indicated: Jack Brucker, President and Chief Executive Officer, 31.00%; Michael Zarriello, Senior Vice President and Chief Financial Officer, 31.00%; Barry Landon, Senior Vice President, Billing and Collections; President of Southwest Ambulance and President of Arizona and Oregon Fire Divisions, 5.43%; and Kristi Ponczak, Vice President and Treasurer, 5.43%; the balance of any bonus pool will be allocated among other participating officers and employees of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: December 22, 2004	By:	/s/ Michael S. Zarriello
Michael S. Zarriello Senior Vice President and Chief Financial Officer

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